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                                                                    EXHIBIT 21.1


                             CAMPBELL RESOURCES INC.
                            SIGNIFICANT SUBSIDIARIES
                                December 31, 1999


The following significant subsidiaries are consolidated in the financial statements submitted as a part of this report:


                                                                   Jurisdiction of            Percentage of
                                                                    Incorporation                 Voting
                                                                                                Securities
                                                                                                  Owned
Controlled by Campbell Resources Inc.:
         Meston Resources Inc.                                           Quebec                    100%
         Sotula Gold Corp.                                               Canada                    100%

Controlled by  (i) Campbell Resources Inc. and                           Mexico                    100%
               (ii) Sotula Gold Corp.
         Oro de Sotula, S.A. de C.V.

Controlled by Meston Resources Inc.
         Minera Cerro Quema, S.A.                                        Panama                    100%